Exhibit 99.1

TNCL REGISTRATION RIGHTS AGREEMENT

by and among

THE NEWS CORPORATION LIMITED

LIBERTY MEDIA CORPORATION

and

LIBERTY NC XIII, INC.

Dated as of October 15, 2003

TABLE OF CONTENTS

1.	Definitions.

2.	Piggyback Registrations.

	(a)	Right to Include Registrable Securities.
	(b)	Expenses.
	(c)	Priority in Piggyback Registrations.
	(d)	Underwritten Public Offerings.

3.	Demand Registrations.

	(a)	Request by Holders.
	(b)	Expenses.
	(c)	Effective Registration Statement.
	(d)	Selection of Underwriters.
	(e)	Priority in Demand Registrations.
	(f)	Additional Rights.
	(g)	Other Disposition of Registrable Securities.

4.	Registration Procedures.

	(a)	Preparation of Registration Statement.
	(b)	Sellers to Furnish Information.
	(c)	Procedure in Event of Supplemented or Amended Prospectus.

5.	Indemnification.

	(a)	Indemnification by the Company.
	(b)	Indemnification by Participating Holders.
	(c)	Notices of Claims, Etc.
	(d)	Other Indemnification.
	(e)	Contribution.
	(f)	Non-Exclusivity.

6.	Rule 144.

7.	Miscellaneous.

	(a)	Holdback Agreement.
	(b)	Underwriter’s Lock-Ups.
	(c)	Amendments and Waivers.
	(d)	Restrictions on Transfer.
	(e)	Successors, Assigns and Transferees.
	(f)	Notices.
	(g)	Holder Communications through LMC.

i

(h)	Descriptive Headings.
(i)	Severability.
(j)	Counterparts.
(k)	Governing Law; Waiver of Jury Trial.
(l)	Specific Performance.
(m)	Termination.

SCHEDULES

Schedule 1	LMC Purchasers

ii

TNCL REGISTRATION RIGHTS AGREEMENT

This TNCL REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 15, 2003 among The News Corporation Limited (A.C.N. 007 190 330) an Australian corporation (the “Company”), Liberty Media Corporation, a Delaware corporation (“LMC”) and Liberty NC XIII, Inc., a Delaware corporation (“Liberty NC XIII)”) (LMC and Liberty NC XIII collectively, the “LMC Purchasers” and, collectively with their respective successors and assigns, the “Holders”).  Liberty NC XIII is a Controlled Affiliate of LMC as of the date of this Agreement.

Recitals of the Parties

WHEREAS, the Company is issuing an aggregate of 23,255,814 ADSs represented by American Depositary Receipts (the “Shares”) to the LMC Purchasers in the amounts set forth in Schedule 1 hereto, pursuant to the Call/Put Agreement (as defined below); and

WHEREAS, such issuance is conditioned upon the parties entering into this Agreement at the closing of the Call/Put Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                                       Definitions.  As used in this Agreement, the following capitalized terms shall have the following meanings:

“ADSs” – American Depositary Shares, each representing four Preferred Limited Shares.

“Affiliate” – with respect to any Person, any entity which Controls, is Controlled by or is under common Control with such Person.

“Agreement” – as defined in the preamble.

“Authorized Agent” – as defined in Section 7(k)(i).

“Call/Put Agreement” – the Call/Put Agreement, dated as of March 28, 2003, by and between the Company and LMC.

“Company” – as defined in the preamble.

“Company Indemnitees” – as defined in Section 5(b).

“Control” – the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether by ownership of voting securities, by contract or otherwise.

“Controlled Affiliate” – with respect to any Person, an Affiliate of such Person which such Person Controls.

“Deposit Agreement” – as defined in Section 7(d).

“Derivative Security” – as defined in the definition of Registrable Securities.

“Exchange Act” – the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Holders” – as defined in the preamble.

“Indemnified Party” – as defined in Section 5(c).

“Inspectors” – as defined in Section 4(a)(xii).

“Liberty NC XIII” – as defined in the preamble.

“LMC” – as defined in the preamble.

“LMC Purchasers” – as defined in the preamble.

“Person” – any individual, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization or other entity or government or any department or agency thereof.

“Preferred Limited Shares” – the Company’s preferred limited voting ordinary shares.

“Purchaser Indemnitees” – as defined in Section 5(a).

“Records” – as defined in Section 4(a)(xii).

“Registrable Securities” – all of (i) the Shares (ii) any shares of capital stock which may be issued or distributed in respect of the Shares by way of conversion, exchange, stock dividend, eligible bonus issue or other pro rata issue, or stock split or other distribution, recapitalization or reclassification and (iii) any American Depositary Shares or shares of capital stock of the same type as those described in clause (i) or clause (ii) above that underlie (A) any securities issued by a Holder, the value of which relates to or is based upon the Registrable Securities described in clause (i) or clause (ii) above or which are exchangeable for or convertible into such Registrable Securities (“Derivative Securities”), or (B) any equity swap transaction or mandatory or non mandatory exchangeable note transaction entered into by a Holder, in each case to the extent any such Registrable Securities require registration by the Company; provided that any shares of capital stock registered pursuant to this Agreement shall be registered in the form of ADSs (or other American Depositary Shares) representing such shares, so long as American Depositary Receipts representing such ADSs (or other American Depositary Shares) are publicly traded in the United States at the relevant time.  As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (b) they shall have been distributed to the public pursuant to Rule 144 or 144A (or any successor provisions) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition shall not require their registration or qualification of them under the Securities Act or (d) they shall have ceased to be outstanding.

“Registration Expenses” – any and all reasonable expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to clause (viii) of Section 4(a), (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance, and (vi) all fees and expenses, if any, incurred in connection with retaining a depositary for the ADSs; provided that the expenses described in the provisos to Sections 2(b) and 3(b) shall not be deemed to be “Registration Expenses.”

“Registration Statement” – as defined in Section 3(c).

“Restricted Shares” - as defined in Section 7(d).

“Rule 144A Offering” – as defined in Section 7(b).

“Securities Act” – the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“SEC” – the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

“Shares” – as defined in the recitals hereto.

“Underwriter’s Lock-Up” – as defined in Section 7(b).

“Underwritten Offering” – as defined in Section 7(b).

2.                                       Piggyback Registrations.

(a)                                  Right to Include Registrable Securities.  If the Company at any time proposes to register its Preferred Limited Shares, ADSs or other shares of its capital stock of the same class or series as capital stock constituting (or underlying American Depositary Shares constituting) Registrable Securities (or American Depositary Shares representing any of the foregoing) under the Securities Act (other than a registration on Form F-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, pursuant to a Registration Statement on which it is permissible to register Registrable Securities for sale to the public under the Securities Act, it will each such time give prompt written notice to all Holders of Registrable Securities of its intention to do so, referring to such Holders’ rights under this Section 2. Upon the written request of any such Holder made within 15 days after the receipt of any such notice, which request may request only the registration of

Registrable Securities that are of the same class or series of capital stock as the securities that are proposed by the Company to be covered by the Registration Statement (or American Depositary Shares representing such capital stock), the Company will use its best efforts to effect the registration under the Securities Act of all such Registrable Securities which the Company has been so requested to register by the Holders thereof. If a registration requested pursuant to this Section 2(a) involves an underwritten public offering, any Holder of Registrable Securities requesting to be included in such registration may elect, in writing prior to the date that is two business days prior to the effective date of the Registration Statement filed in connection with such registration, not to register such securities in connection with such registration.

(b)                                 Expenses.  The Company will, or will cause one of its Controlled Affiliates to, pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2; provided that each Holder will pay all underwriting discounts and commissions and transfer taxes relating to the sale or other disposition of such Holder’s Registrable Securities pursuant to such registration and the fees and expenses of its counsel.

(c)                                  Priority in Piggyback Registrations.  If a registration pursuant to this Section 2 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the amount of securities requested to be included in such registration exceeds the amount which can be sold in such offering, so as to be likely to have an adverse effect on such offering as contemplated by the Company (including the price at which such securities are proposed to be sold), then the Company will include in such registration (A) if such registration relates to a primary offering initiated by the Company, (i) first, the securities proposed to be sold by the Company, (ii) second, to the extent the number of securities proposed to be included in such registration by the Company is less than the number of securities which the Company has been advised by the underwriter can be sold in such offering without having the adverse effect referred to above, the securities requested to be included in such registration by the Holders and other Persons entitled to participate in such registration (provided that if the number of such securities, in combination with the number of securities proposed to be included in such registration by the Company, exceeds the number which the Company has been advised can be sold in such offering without having the adverse effect referred to above, the number of such securities included in such registration shall be allocated pro rata among all such Holders and other Persons on the basis of the number of securities that each of the Holders and the other Persons has individually requested to be included in such registration relative to the aggregate number of securities that all requesting Holders and other Persons have so requested); and (B) if such registration relates to a secondary offering initiated by any Person other than a Holder, (i) first, the securities requested to be included in such registration by such other Person (to the extent that the number of such securities does not exceed the number of securities which the Company has been advised by the underwriter can be sold in such offering without having the adverse effect described above), (ii) second, to the extent the number of securities requested to be included in such registration by such other Person is less than the number of securities which the Company has been advised by the underwriter can be sold in such offering without having the adverse effect referred to above, the securities proposed to be sold by the Company (to the extent that the number of securities does not exceed, in combination with the securities of such other Person to be included in such registration, the number of securities which the Company has been advised by the underwriter can be sold in such offering without having the adverse effect described above), (iii) third, to the extent the sum of the number of securities requested to be included in such registration by such other Person plus the number of securities proposed to be included in such registration by the Company is less than the number of securities which the Company has been advised by the underwriter can be sold in such offering without having the adverse effect referred to above, the securities requested to be included in such registration by the Holders and other Persons entitled to participate in such registration (provided that if the number of such securities, in combination with the securities of such other Person and the securities of the Company to be included in such registration, exceeds the number which the Company has been advised by the underwriter can be sold in such offering without having the adverse effect referred to above, the number of such securities included in such registration shall be allocated pro rata among all such Holders and other Persons on the basis of the number of securities that each the Holders and the other Persons has individually requested to be included in such registration relative to the aggregate number of securities that all requesting Holders and other Persons have so requested).

(d)                                 Underwritten Public Offerings.  If a registration pursuant to this Section 2 involves an underwritten public offering, each Holder who has requested that any of its Registrable Securities be included in such registration must sell such Registrable Securities to the underwriters on the same terms (appropriately adjusted for differences between Preferred Limited Shares and ADSs (or other American Depositary Shares)) and conditions as apply to the Company or such other Person initiating the registration, with such differences, in the case of any primary registration, including any with respect to indemnification and contribution, as may be customary or appropriate in combined primary and secondary offerings.

3.                                       Demand Registrations.

(a)                                  Request by Holders.  At any time from and after the date hereof, upon the written request of any Holder or Holders requesting that the Company effect the registration under the Securities Act of all or part of such Holder’s or Holders’ Registrable Securities representing not less than 10% of the Registrable Securities then outstanding, and specifying the intended method of disposition thereof, the Company will promptly give written notice of such requested registration to all other Holders of Registrable Securities, and thereupon will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of:

(i)                                     the Registrable Securities which the Company has been so requested to register by such Holder or Holders; and

(ii)                                  all other Registrable Securities which the Company has been requested to register by any other Holder thereof by written request given to the Company within 15 days after the giving of such written notice by the Company (the original request and all additional requests given within such 15-day period being considered one request for registration), so as to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered; provided, however, that the Company may delay filing the Registration Statement for up to 180 days if its Board of Directors determines that filing the Registration Statement would be materially detrimental to the Company.  So long as the Company does not breach any of its obligations in respect of the registration contemplated by this Section 3 (other than a breach which would not materially adversely affect any Holder’s rights hereunder), with respect to all Holders, the Company shall only be required to comply with an aggregate of three requests for registration pursuant to this

Section 3.  The requests for registration referred to in the preceding sentence may be exercised by the Holders, in the aggregate, no more than twice in a twelve calendar month period.  If any Holder withdraws its request for registration following the filing of a Registration Statement therefor and other than as a result of a material adverse change in the business, financial condition or results of operations of the Company, such withdrawn request shall be deemed to be one of the three requests granted to the Holders pursuant to this Section 3, except as provided in the last sentence of this Section 3(a).  If (a) any Holder withdraws its request for registration (i) after the filing of a Registration Statement therefor as a result of a material adverse change in the business, financial condition or results of operations of the Company or for any reason pursuant to the last sentence of this Section 3(a), or (ii) prior to such filing, (b) the Company withdraws the Registration Statement for any reason other than a breach by such Holder of its obligations hereunder with respect to such Registration Statement, or (c) an offering of Registrable Securities pursuant to the requested Registration Statement after it has become effective is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and the Holders of a majority of the Registrable Securities included in such Registration Statement determine not to proceed with such offering, then in each such event (a), (b), or (c) the request for such registration shall not be deemed to be one of the three requests granted to the Holders pursuant to this Section 3.  The Holders shall only exercise registration rights for Registrable Securities which they intend to sell, transfer or otherwise dispose of (or, in the case of any Registrable Securities of the type described in clause (iii)(B) of the definition of Registrable Securities, cause to be sold, transferred or otherwise disposed of) within 60 days after the effectiveness of the Registration Statement relating to such Registrable Securities.  The Company shall not include in such registration securities proposed to be sold for its account or securities held by any other Person, unless such securities proposed to be included in such registration are of the same class or series of capital stock of the Company as the class or series of capital stock constituting Registrable Securities for which registration has been requested (or American Depositary Shares, as applicable).  Anything to the contrary notwithstanding, if (x) Holders holding more than 50% of the Registrable Securities requested to be included in any Registration Statement filed under this Section 3 withdraw the inclusion of their Registrable Securities therein, at any time before the signing of an underwriting agreement relating to such shares and before the effectiveness of such Registration Statement, and (y) such Holders, in the aggregate, promptly pay all the out-of-pocket Registration Expenses of the Company incurred in connection with such registration (against the Company’s documented invoice therefor), then such withdrawn request shall not be deemed to be one of the three requests granted to the Holders pursuant to this Section 3; provided, however, that in such event the Company shall also have the right to withdraw such Registration Statement; and provided further, however, that the Holders shall have the right to rely on the provisions of this sentence only once during the term of this Agreement.

(b)                                 Expenses.  The Company will pay, or will cause one of its Controlled Affiliates to pay, all Registration Expenses in connection with the registrations of Registrable Securities pursuant to this Section 3, except as expressly provided in the last sentence of Section 3(a); provided that each Holder will pay all underwriting discounts and commissions and transfer taxes relating to the sale or other disposition of such Holder’s Registrable Securities pursuant to such registration and the fees and expenses of its counsel.

(c)                                  Effective Registration Statement.  A registration requested pursuant to this Section 3 will not be deemed to have been effected unless a Registration

Statement covering the Registrable Securities (in the form of ADSs to the extent possible) (a “Registration Statement”) has become effective; provided that if, within 60 days after the effective date of the Registration Statement, the offering of Registrable Securities pursuant to such registration is prevented by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected. Notwithstanding the preceding sentence, if any such stop order, injunction or other order or requirement is rescinded, the period during which the Company is required to maintain the effectiveness of the Registration Statement shall continue upon such rescission and be extended by the number of days by which such stop order, injunction or other order or requirement delayed the offering, unless the Holders of a majority of the Registrable Securities included in the Registration Statement elect to terminate the offering.

(d)                                 Selection of Underwriters.  If a requested registration pursuant to this Section 3 involves either a firm or best efforts underwritten public offering, the Holder or Holders of a majority of the Registrable Securities shall have the right to select the underwriter or underwriters of nationally recognized standing to administer the offering, subject to the prior written consent of the Company, which consent shall not be unreasonably withheld, and each Holder participating in such registration must sell such Registrable Securities to the underwriters on the same terms and conditions.

(e)                                  Priority in Demand Registrations.  If a requested registration pursuant to this Section 3 involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the price of the offering, the Company will include in such registration only the Registrable Securities requested to be included in such registration.  In the event that the number of Registrable Securities requested to be included in such registration exceeds the number which, in the opinion of such managing underwriter, can be so sold in such offering, the number of such Registrable Securities to be included in such registration shall be allocated pro rata among all requesting Holders on the basis of the number of Registrable Securities then individually held by each such Holder relative to the aggregate number of Registrable Securities held by all requesting Holders (provided that such Registrable Securities thereby allocated to any such Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner). If the number of Registrable Securities requested to be included in such registration is less than the number which, in the opinion of the managing underwriter, can be so sold in such offering, the Company may include in such registration securities of the same class or series of capital stock constituting the Registrable Securities for which registration is requested (or American Depositary Shares, as applicable) which the Company proposes to sell up to the number of securities that, in the opinion of the underwriter, can be so sold in such offering. In the event that the number of Registrable Securities requested to be included in such registration plus the number of securities proposed to be included in such registration by the Company is less than the number which, in the opinion of the managing underwriter, can be so sold in such offering, the securities requested to be included in such registration by other Persons whose requests have been approved by the Company (which securities are of the same class or series as the Registrable Securities proposed to be registered by the Holders (or American Depositary Shares, as applicable)) may be included in such registration up to the number of securities that, in the opinion of the underwriter, can be so sold.

(f)                                    Additional Rights.  The Company shall not grant any other Person rights to register securities of the Company on terms which could restrict in any way the ability of the Company fully to perform its obligations to the Holders pursuant to this Section 3.

(g)                                 Other Disposition of Registrable Securities.  In connection with any exercise of the rights set forth in this Section 3, if the Company, within 10 business days following the receipt of a written request from the Holders in accordance with the first sentence of Section 3(a), notifies the Holders in writing that the Company has determined in good faith that the registration of the Registrable Securities under the Securities Act pursuant to such request is not necessary to provide the Holders making such request with a liquid market for the sale of such Registrable Securities on the proposed terms of the sale (which notice shall identify the alternative market or markets which would permit such sale), then the Company shall not be required to effect the registration so requested unless the Holders, after due consideration of the Company’s good faith determination, disagree on a reasonable basis with such determination and advise the Company to proceed with the requested registration.

4.                                       Registration Procedures.

(a)                                  Preparation of Registration Statement.  If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, subject to the provisions of Section 3(a), as expeditiously as possible:

(i)                                     prepare and file with the SEC within 60 days (or as soon thereafter as possible, if any required financial statements of the Company are not available within such 60 day period) after the end of the period within which requests for registration may be given to the Company, a Registration Statement and use its best efforts to cause such Registration Statement to become effective;

(ii)                                  prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period not in excess of 60 days (as the same may be extended pursuant to Sections 3(c) and 4(c)) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement; provided that, before filing a Registration Statement or prospectus, or any amendments or supplements thereto, the Company will furnish to one counsel selected by the Holders of a majority of the Registrable Securities covered by such Registration Statement to represent all Holders of Registrable Securities covered by such Registration Statement, copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

(iii)                               furnish to each seller of such Registrable Securities such number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller;

(iv)                              use its best efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (iv), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(v)                                 use its best efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities of the United States of America as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

(vi)                              immediately notify each seller of any such Registrable Securities covered by such Registration Statement, (x) at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in clause (ii) of this Section 4(a), of the Company’s becoming aware that the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and (y) of any stop order issued or to the Company’s knowledge threatened to be issued and shall take all reasonable action required to prevent the entry of such stop order or to remove it if entered;

(vii)                           otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than fifteen months) after the effective date of the Registration Statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(viii)                        use its best efforts to list such Registrable Securities on any securities exchange on which the ADSs are then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement;

(ix)                                enter into an agreement with a depositary to provide for the custody of the Registrable Securities and issuance of American Depositary Receipts representing such Registrable Securities;

(x)                                   enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions customarily taken by registrants as sellers of a majority of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(xi)                                obtain a “cold comfort” letter or letters from the Company’s independent public accountants in customary form and covering matters of the type customarily covered by “cold comfort” letters as the seller or sellers of a majority of such Registrable Securities shall reasonably request; and

(xii)                             make available for inspection by any seller of such Registrable Securities covered by such Registration Statement, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter (collectively, “Inspectors”), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively the “Records”) as shall be reasonably necessary to enable them to exercise “due diligence,” and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any Inspector in connection with such Registration Statement; provided that if the Company reasonably determines in good faith that any of such Records or other information are confidential and so notifies the Inspectors in writing, then, unless (x) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in the Registration Statement or is otherwise required by law or legal process, (y) the release of such Records is required pursuant to a subpoena, court order or regulatory or agency request, or (z) the information in such Records has been made generally available to the public without violation of any confidentiality obligations hereunder, the Company’s obligation to make such confidential Records or other information available hereunder shall be subject to the appropriate parties signing confidentiality agreements reasonably acceptable to the Company.

(b)                                 Sellers to Furnish Information.  The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

(c)                                  Procedure in Event of Supplemented or Amended Prospectus.  Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (vi) of Section 4(a), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by clause (vi) of Section 4(a), and, if so directed by the Company, such Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company gives any such notice, the period mentioned in clause (ii) of Section 4(a) shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (vi) of Section 4(a) to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by clause (vi) of Section 4(a) up to the number of days remaining in such period, such extension to begin on the later of the end of the period or the date on which each Holder of Registrable Securities covered by such Registration Statement shall have received such copies of such supplemented or amended prospectus.

5.                                       Indemnification.

(a)                                  Indemnification by the Company.  In the event of any registration of any Registrable Securities of the Company under the Securities Act pursuant to Section 2 or 3, the Company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such Registration Statement, each Affiliate of such seller and their respective stockholders, members, employees, directors and officers and general and limited partners (and the directors, officers, Affiliates and controlling Persons thereof), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the “Purchaser Indemnitees”), against any and all losses, claims, damages or liabilities, joint or several, and reasonable expenses to which any of such Purchaser Indemnitees may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether commenced or threatened, and whether or not such Purchaser Indemnitee is a party thereto) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in any Registration Statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein (except where errors or omissions in such preliminary prospectus are corrected in the final prospectus and the seller fails to deliver such final prospectus) or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Purchaser Indemnitee for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable to any seller (or Purchaser Indemnitee related to such seller) in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information with respect to such seller furnished to the Company by such seller for use in the preparation thereof. The indemnity agreements contained in this Section 5(a) shall not apply to amounts paid in settlement of claims if such settlement is effectuated without the consent of the Company (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any Purchaser Indemnitee and shall survive the transfer of the Registrable Securities by such seller.

(b)                                 Indemnification by Participating Holders.  In the event of the registration of any Registrable Securities of the Company under the Securities Act pursuant to Section 2 or 3, each participating Holder will, and it hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 5) the Company, each of its Affiliates, employees, directors and officers and each Person, if any, who controls the Company within the meaning of the Securities Act (collectively “Company Indemnitees”), with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information with respect to such Holder furnished to the Company by such Holder for use in the preparation of such Registration Statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing; provided, however, that the indemnity agreement contained in this paragraph 5(b) shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action arising pursuant to a registration under Section 2 or 3 if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the Company Indemnitees, and shall survive the transfer of such Registrable Securities by such Holder.

(c)                                  Notices of Claims, Etc.  Promptly after receipt by any Purchaser Indemnitee or Company Indemnitee (each, an “Indemnified Party”) of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that, the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the provisions of this Section 5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof and its retention of such counsel, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d)                                 Other Indemnification.  Indemnification similar to that specified in the provisions of this Section 5 (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of Registrable Securities under any federal or state law or regulation or governmental authority other than the Securities Act.

(e)                                  Contribution.  To the extent any indemnification by an indemnifying party provided for in Section 5(a), 5(b) or 5(d) is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution permitted by law with respect to any amounts for which it would otherwise be liable under this Section 5; provided that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in this Section 5, and (ii) no Holder of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section

11(f) of the Securities Act) shall be entitled to contribution from any Holder of Registrable Securities who was not guilty of such fraudulent misrepresentation.

(f)                                    Non-Exclusivity.  The obligations of the parties under this Section 5 shall be in addition to any liability which any party may otherwise have to any other party.

6.                                       Rule 144.  The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

7.                                       Miscellaneous.

(a)                                  Holdback Agreement.  If any registration under this Agreement in which any Registrable Securities are registered shall be in connection with an underwritten public offering, each Holder of Registrable Securities agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any equity securities of the Company, or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten public offering), within 7 days before or 60 days (or such lesser period as the managing underwriters may permit) after the effective date of such registration (other than (i) as part of such underwritten offering, (ii) any such sale or distribution in connection with any merger or consolidation by the Company or any subsidiary of the Company or the acquisition by the Company or any subsidiary of the Company of capital stock or assets of any other Person, (iii) pursuant to any then-effective “shelf” registration under Rule 415 (or any successor provision) under the Securities Act, or (iv) in connection with an employee stock option or other benefit plan, including any dividend reinvestment plan), and the Company hereby also so agrees.

(b)                                 Underwriter’s Lock-Ups.  For so long as any number of Holders that are Affiliates of one another collectively own 5% or more of any class of capital stock of the Company, if requested by the managing underwriters in an underwritten public offering (an “Underwritten Offering”), or by the initial purchasers or representative purchasers in an offering under Rule 144A under the 1933 Act (a “Rule 144A Offering”), by the Company for its own account of its equity securities (including debt securities convertible into or exchangeable or exercisable for equity securities of the Company), each such Holder of Registrable Securities agrees to enter into a customary form of lock-up agreement (an “Underwriter’s Lock-Up”), subject to customary exceptions (including, without limitation, those specified in Section 7(a)), covering such Holder’s Registrable Securities during the period commencing on the effective date of such Underwritten Offering or, in the case of a Rule 144A Offering, the date of the definitive offering memorandum for the Rule 144A Offering (or such earlier date chosen by the managing underwriters in an Underwritten Offering or by the initial purchasers or representatives of the initial purchasers in a Rule 144A Offering) and continuing for a period of no longer than sixty (60) days following either (a) the effective date of such Underwritten Offering or, in the case of a Rule 144A Offering, the date of the definitive offering memorandum for the Rule 144A

Offering or (b) such earlier date, if applicable, except for any Registrable Securities that are part of such Underwritten Offering or Rule 144A Offering, as the case may be, or, unless otherwise permitted by such managing underwriters in the case of an Underwritten Offering or by the initial purchasers or the representatives or the initial purchasers in a Rule 144A Offering; provided, however, that such Holders shall not be required to enter into an Underwriter’s Lock-Up that provides for a lock-up period that is longer than the shortest lock-up period, or other terms more onerous to such Holder than the terms, applicable to the Company, each holder of 5% or more of any class of its capital stock or any of its other stockholders that are entering into lock-up agreements with respect to such Underwritten Offering or Rule 144A Offering, as applicable.

(c)                                  Amendments and Waivers.  This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holders of a majority of the Registrable Securities then outstanding.  Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 7(c), whether or not such Registrable Securities shall have been marked to indicate such consent requirement.

(d)                                 Restrictions on Transfer.  The Shares (and Preferred Limited Shares underlying the Shares) have not been registered under the Securities Act, and none of the Shares, such Preferred Limited Shares, nor any shares of capital stock which may be issued or distributed in respect of the Shares or such Preferred Limited Shares by way of conversion, exchange, stock dividend, eligible bonus issue or other pro rata issue, or stock split or other distribution, recapitalization or reclassification (nor any American Depositary Shares representing any such shares of capital stock) (collectively, “Restricted Shares”) may be sold, assigned, transferred, pledged, encumbered or otherwise disposed of (collectively, “transferred”) unless such Restricted Shares have been registered under the Securities Act and applicable state securities laws or, in the opinion of counsel reasonably acceptable to the Company, in form and substance reasonably satisfactory to the Company, exemptions from such registration requirements are available.  Each Holder agrees that the Restricted Shares may be legended to reflect the restrictions contained in this Section 7(d) and that corresponding instructions may be given to the transfer agent (or any depositary) for the Restricted Shares.

The Company agrees that, upon the written request of LMC (on behalf of any LMC Purchaser or Holder which is a Controlled Affiliate of LMC) or, if an LMC Purchaser or Holder is not a Controlled Affiliate of LMC, such LMC Purchaser or Holder, it will take such actions as are reasonably necessary (including, without limitation, providing appropriate instructions (including, but not limited to, instructions to remove legends from certificates evidencing any Restricted Shares or other Registrable Securities) to the Depositary under the Amended and Restated Deposit Agreement, dated as of December 3, 1996, among the Company, Citibank, N.A., as Depositary, and the Holders of American Depositary Receipts, as such agreement has been or may in the future be amended or supplemented (the “Deposit Agreement”)) to (i) facilitate transfers permitted hereby and under the Restricted Securities Letter Agreement (as defined in the Call/Put Agreement) and (ii) cause the Restricted Shares (and any other Registrable Securities, to the extent applicable) to cease to be deemed Restricted Securities pursuant to the Deposit Agreement and to cease to be subject to the provisions of the Restricted Securities Letter Agreement at such time as particular Restricted Shares or other Registrable

Securities, as applicable, cease to be Registrable Securities in accordance with the last sentence of the definition of Registrable Securities herein.

(e)                                  Successors, Assigns and Transferees.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent Holder of any Registrable Securities, subject to the provisions contained herein.

(f)                                    Notices.  All notices and other communications provided for hereunder shall be in writing and shall be sent by telecopier, courier or hand delivery:

(i)                                     if to the Company, to:

The News Corporation Limited

c/o News America Incorporated

1211 Avenue of the Americas

New York, New York  10036

Attention:                                         Arthur M. Siskind, Esq.
Senior Executive Vice President
and Group General Counsel

Telecopy No.:  (212) 852-7136

with a copy to:

Hogan & Hartson L.L.P.

875 Third Avenue

New York, New York 10022

Attention:                                         Ira S. Sheinfeld, Esq.

Telecopy No.:  (212) 918-3100

(ii)                                  if to any LMC Purchaser or other Holder, to:

(x) LMC, as representative of such LMC Purchaser or other Holder, until such time as (A) such LMC Purchaser or other Holder is not a Controlled Affiliate of LMC, and (B) LMC so notifies the Company:

Liberty Media Corporation

12300 Liberty Boulevard

Englewood, Colorado 80112

Attention:                                         Elizabeth M. Markowski, Esq.

Telecopy No.: (720) 875-5858

(y) if to any Holder or LMC Purchaser which the Company has been notified is not a Controlled Affiliate of LMC, to the address of such other Holder as shown in the books and records of the

Company, or to such other address as any of the above shall have designated in writing to all of the other parties listed above.

All such notices and communications shall be deemed to have been given or made (1) when delivered (or when delivery is refused) by courier, certified mail or by hand, or (2) when telecopied, with oral confirmation of receipt.

(g)                                 Holder Communications through LMC.  For purposes of all notices and other communications under this Agreement, LMC is the representative of each LMC Purchaser or other Holder that is a Controlled Affiliate of LMC.  Accordingly, unless and until notified by LMC that an LMC Purchaser or Holder is not a Controlled Affiliate of LMC, (i) in accordance with Section 7(f), the Company’s notice or other communication to LMC is sufficient notice to any of the LMC Purchasers or other Holder that is a Controlled Affiliate of LMC, and (ii) the Company shall not be obligated to take action in response to any instruction or any request pursuant to this Agreement from any of the LMC Purchasers or other Holder that is a Controlled Affiliate of LMC, other than from LMC as the representative of such LMC Purchaser or other Holder, and, unless specified to the contrary in such writing, any request or instruction made by LMC shall be deemed to have been made by it on behalf of all Holders which are Controlled Affiliates of LMC, and the Registrable Securities held by such Holders shall be aggregated together for all purposes hereunder and as specified in such request or instruction.

(h)                                 Descriptive Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

(i)                                     Severability.  In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof in all respects shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

(j)                                     Counterparts.  This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart signed by the party against which the Agreement is sought to be enforced.

(k)                                  Governing Law; Waiver of Jury Trial.  (i) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, EXCEPT THAT ANY PROVISIONS REQUIRED TO BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE SHALL BE GOVERNED THEREBY.  Each of the parties hereto (w) will submit itself to the non-exclusive jurisdiction of any federal court located in the States of Colorado or New York or any Colorado or New York state court having subject matter jurisdiction in the event any dispute arises out of this Agreement, (x) agrees that venue will be proper as to proceedings brought in any such court with respect to such a dispute, (y) will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (z) agrees to accept service of process at its address for notices pursuant to this Agreement in any such action or proceeding brought in any such court.  The Company hereby appoints News America Incorporated, 1211 Avenue of the Americas, New York, New York 10036, Attention: Arthur M. Siskind, as its authorized agent (the “Authorized Agent”) upon which process may be served in any action arising out of or based upon this Agreement or the transactions contemplated hereby that may be instituted in any court by any party hereto and expressly consents to the jurisdiction of any such court, but only in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto.  The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  If the Authorized Agent shall cease to act as the Company’s agent for service of process, the Company shall appoint without delay another such agent and notify LMC of such appointment in the manner provided in Section 7(f) for the giving of notices.  With respect to any such action in the courts, service of process upon the Authorized Agent in the manner provided in Section 7(f) for the giving of notices (substituting the address set forth above in this Section 7(k)(i)) and written notice of such service to the Company given as provided in Section 7(f) shall be deemed, in every respect, effective service of process upon the Company.

(ii)                                  EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION.  THIS SECTION 8(k)(ii) HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS SHALL NOT BE SUBJECT TO ANY EXCEPTIONS.  EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

(l)                                     Specific Performance.  The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, it is agreed that each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any remedy to which they may be entitled at law or equity.

(m)                               Termination.  All rights, restrictions and obligations of the Company (with respect to any Holder) and such Holder shall terminate and this Agreement shall have no further force and effect with respect to any Holder, at such time as such Holder no longer directly or indirectly owns any Registrable Securities of the Company.

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

THE NEWS CORPORATION LIMITED

By:	/s/ Janet L. Nova
Name: Janet L. Nova
Title: Authorized Person

LIBERTY MEDIA CORPORATION

By:	/s/ Elizabeth M. Markowski
Name: Elizabeth M. Markowski
Title: Senior Vice President

LIBERTY NC XIII, INC.

By:	/s/ Elizabeth M. Markowski
Name: Elizabeth M. Markowski
Title: Senior Vice President

Schedule 1

LMC Purchasers	Number of ADSs
Liberty NC XIII, Inc.	23,255,814 in the aggregate